SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.



                                    FORM 8-K



                                 CURRENT REPORT



                    Pursuant to Section 13 of 15(d) of the
                        Securities Exchange Act of 1934



                                 December 10, 2004
                ------------------------------------------------
                Date of Report (date of earliest event reported)




                     ARMANINO FOODS OF DISTINCTION, INC.
            ----------------------------------------------------
            Exact name of registrant as specified in its charter



         Colorado                 0-18200                 84-1041418
---------------------------    ---------------   ---------------------------
State or Other Jurisdiction    Commission File   IRS Employer Identification
     of Incorporation              Number                  Number



                   30588 San Antonio St., Hayward, CA 94544
            ----------------------------------------------------------
            Address of Principal Executive Offices, Including Zip Code


                               (510) 441-9300
               --------------------------------------------------
               Registrant's Telephone Number, Including Area Code












ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On December 10, 2004, the Board of Directors of Armanino Foods of Distinction, Inc. (the "Company") elected Patricia A. Fehling to serve as a Director of the Company to fill a vacancy created by the expansion of the number of directors of the Company. The election of Ms. Fehling was not a result of any arrangement or understanding between Ms. Fehling or any other person.

     Patricia A. Fehling (age 60) has been owner of Fehling & Associates Research, Food Consultants, since 1983. She has 37 years of experience in the food industry, particularly in food research and product development. The clients of Fehling & Associates Research have included Con Agra, Marie's Salad Dressing, Kikkoman International, Otis Spunkmeyer, Sunkist and other national food companies. In addition to conducting product development for national food firms, she has been a speaker at several food industrial conferences, has taught product development seminars and has been an active member of many food technology organizations. Ms. Fehling received a BS Degree in Food Science and Technology at the University of California at Davis in 1967.


                                  SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     ARMANINO FOODS OF DISTINCTION, INC.



Dated:  December 15, 2004            By:/s/ William J. Armanino
                                        William J. Armanino, President